UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2023
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 23, 2023, GSE Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (“2023 Purchase Agreement”) with Lind Global Fund II LP (“Lind Global”), pursuant to which (a) the Company issued to Lind Global those certain convertible promissory note and common stock purchase warrant, as set forth below, and (b) the Company and Lind Global amended and restated that certain Senior Convertible Promissory Note, dated February 23, 2022 (the “2022 Note”) (and such amended and restated note, the “Amended Note”); all for an aggregate purchase price of up to $8,000,000.

The closings of the transactions contemplated under the 2023 Purchase Agreement may occur in tranches. The first closing occurred on June 23, 2023, and consisted of the issuance of a secured, two-year interest free convertible promissory note with a funding amount of $1,500,000 and a principal amount of $1,800,000 (the “2023 Note”) and the issuance of common stock purchase warrant to acquire 4,264,271 shares of the Company’s common stock (the “2023 Warrant”). Any subsequent closing may consist of the issuance of a note with a funding amount of no less than $1,000,000 and a principal amount of no less than $1,200,000, and the issuance of a warrant to acquire additional shares of the Company’s common stock.

The proceeds from the transactions contemplated by the 2023 Purchase Agreement are for general working capital purposes and other corporate purposes.

Notes

1.	2023 Note

Commencing one year after the issuance of the 2023 Note, the Company shall pay the outstanding principal amount of the 2023 Note in twelve (12) consecutive monthly payments of $150,000 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company (the “Repayment Shares”) at a price based on 90% of the average five (5) consecutive daily VWAPs during the twenty (20) days prior to the payment date, or a combination of cash and Repayment Shares, subject to the terms of the 2023 Note. The Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered. The number of Repayment Shares is limited such that, when added to the number of shares of common stock issued and issuable pursuant to the transactions contemplated by the 2023 Purchase Agreement, it may not exceed 4,937,271 shares of common stock unless the Company obtains stockholder approval to issue additional Repayment Shares. The holder of the 2023 Note may elect with respect to no more than two (2) of the above described monthly payments to increase the amount of such monthly payment up to $300,000 each in Repayment Shares upon notice to the Company. Any such increased payment shall be deducted from the amount of the last monthly payment owed under the 2023 Note.

The Company can prepay Lind Global all the outstanding principal amount of the Note, provided that Lind Global shall have the option to convert up to one third (1/3) of the outstanding principal amount of the 2023 Note at a price per share equal to the lesser of the Repayment Share price or the conversion price (as described below).

Upon the occurrence of an event of default as described in the 2023 Note, the 2023 Note will become immediately due and payable at the default premium described in the 2023 Note, subject to any cure periods described in the 2023 Note. Events of default include, but are not limited to, a payment default on any other indebtedness in excess of $250,000; the shares no longer publicly being traded or cease to be listed on a trading market; if after six months, the shares are not available for immediate resale under Rule 144; and the Company’s market capitalization is below $7,000,000 for ten (10) consecutive days. Upon an event of default, subject to any applicable cure period, the holder of the 2023 Note can, among other things, accelerate payment of the 2023 Note and demand full payment and demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the at the lower of the then current conversion price and 85% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to delivery of the conversion notice.

If there is a change of control of the Company, Lind Global has the right to require the Company to prepay the outstanding principal amount of the 2023 Note. A change of control includes a change in the composition of a majority of the Board of Directors of the Company, at a single shareholder meeting, a change, without prior written consent of Lind Global where a majority of the individuals that were directors as of June 20, 2023 cease to be directors of the Company (provided that any individual who is nominated by the board of directors (or a duly authorized committee thereof) as of June 20, 2023 and is elected or appointed as a director of the Company shall be deemed a member of the board of directors of the Company for all such purposes), a shareholder acquiring beneficial ownership of more than 50% of the common stock of the Company, or the sale or other disposition of the Company of all or substantially all of its assets.

The 2023 Note is convertible into common stock of the Company at any time after the earlier of six (6) months from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind Global and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the 2023 Note is equal to $0.50, subject to customary adjustments.

2.	Amended Note

The Amended Note is a secured, interest free convertible promissory note in the principal amount of $2,747,228, such amount being the outstanding balance of the 2022 Note as of June 23, 2023. The Amended Note has a maturity date of August 23, 2024 and is payable, commencing on July 23, 2023, in twelve (12) consecutive monthly payments of $186,343 each and two (2) final payments of $255,556 each. The remainder of the terms of the Amended Note, including terms around payment, prepayment, default and conversion, are the same as the 2022 Note, a description of which is set forth in the Company's Current Report on Form 8-K, filed February 28, 2022, and incorporated herein by reference.

Each of the 2023 Note and the Amended Note is guaranteed by each of our subsidiaries and is secured by a first priority lien on all of the Company’s assets.

2023 Warrant

The 2023 Warrant entitles Lind Global to purchase up to 4,264,271 shares of common stock of the Company until the earlier of (a) June 23, 2028 and (b) a merger, sale event or other reclassification of the Company’s common stock, at an exercise price of $0.50 per share, subject to customary adjustments described therein. The 2023 Warrant is in addition to that certain Common Stock Purchase Warrant between the Company and Ling Global, dated February 23, 2022, a description of which is set forth in the Company’s Current Report on Form 8-K, filed February 28, 2022, and incorporated herein by reference.

The foregoing description of the 2023 Purchase Agreement, the 2023 Note, the Amended Note, the 2023 Warrant, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the 2023 Purchase Agreement, the 2023 Note, the Amended Note, and the 2023 Warrant, which are included in this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02.  Unregistered Sale of Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The equity securities issuable pursuant to the 2023 Purchase Agreement were issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Lind Global has represented that it is an “accredited investor,” as defined in Regulation D, and is acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01.  Regulation FD Disclosure.

On June 26, 2023, the Company issued a press release announcing the transactions with Lind Global.

Pursuant to the 2023 Purchase Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission no later than July 23, 2023, covering the resale of all of the shares of common stock issuable to Lind Global pursuant to the payment and conversion of the 2023 Note and exercise of the 2023 Warrant.

Item 9.01.  Financial Statements and Exhibits.

10.1	Securities Purchase Agreement, dated June 23, 2023
10.2	Note, dated June 23, 2023
10.3	Amended and Restated Note, dated June 23, 2023
10.4	Warrant, dated June 23, 2023
99.1	Press Release of GSE Systems, Inc., dated June 26, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer
June 26, 2023